EXHIBITS 23(H)(L)

                    FORM OF ADMINISTRATIVE SERVICES AGREEMENT

                ON BEHALF OF IDEX AMERICAN CENTURY INTERNATIONAL,

            IDEX AMERICAN CENTURY INCOME & GROWTH, AND IDEX ISABELLE

                                 SMALL CAP VALUE


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                                IDEX MUTUAL FUNDS

                      ADMINISTRATIVE SERVICES AGREEMENT - A

This agreement is entered as of March 1, 2000 by IDEX MANANGEMENT, INC., a Delaware corporation ("Idex Management"), and INTERSECURITIES, INC., a Delaware corporation (the "Distributor").

WHEREAS, Idex Management has entered into Management and Investment Advisory Agreements (referred to herein as the "Advisory Agreements") dated March 1, 1999 and March 1, 2000, respectively, with IDEX Mutual Funds, a Massachusetts business trust (referred to herein as the "Trust"), under which Idex Management has agreed among other things, to provide management and administrative services to certain series of beneficial interest in the Trust. (See Schedule A)

WHEREAS, the Advisory Agreements provides that Idex Management may engage the Distributor to furnish it with management and administrative services to assist Idex Management in carrying out certain of its functions under the Advisory Agreements.

WHEREAS, it is the purpose of this Agreement to express the mutual agreement of the parties hereto with respect to the services to be provided by the Distributor to Idex Management and the terms and conditions under which such services will be rendered.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. SERVICES OF THE DISTRIBUTOR. The Distributor shall provide executive and management services to Idex Management and the Funds. Subject to the overall supervision of Idex Management and the Trustees, the Distributor shall furnish to the Funds the services of executive and administrative personnel to supervise the performance of all administrative, recordkeeping, shareholder relations, regulatory reporting and compliance, and all other functions of the Funds other than the investment function, and shall supervise and coordinate the Trust's Custodian and its Transfer Agent and monitor their services to the Funds. The Distributor shall also assist Idex Management and the Funds in maintaining communications and relations with shareholders of the Funds, answer shareholder inquiries or supervise such activity by the Trust's transfer agent, assist in preparations of reports to shareholders of the Funds and prepare sales literature promoting the sale of the Trust's shares as requested by Idex Management and the Funds. The Distributor shall provide the Funds with necessary office space, telephones and other communications facilities.

2. OBLIGATIONS OF IDEX MANAGEMENT. Idex Management shall have the following obligations under this Agreement:

      (a) to provide the Distributor with access to all information, documents and records of and about the Funds that are necessary to permit the Distributor to carry out its functions and responsibilities under this Agreement;


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      (b)    to furnish the Distributor with a certified copy of any financial statement or report prepared for the Funds by certified or independent public accountants, and with copies of any financial statement or reports made by the Funds to its shareholders or to any governmental body or security exchange;

      (c) to compensate the Distributor for its services under this Agreement by the payment of fees equal to (i) gross Advisory Fees pursuant to Schedule A of the Advisory Agreements, less(ii) gross Sub-Advisory Fees pursuant to Schedule A of the Investment Counsel Agreement, less (iii) the Distributor's share of any amount reimbursed to the Fund by Idex Management pursuant to the provisions of Section 4(c) of the Advisory Agreements. In the event that this Agreement shall be effective for only part of a period to which any such fee received by Idex Management is attributable, then an appropriate proration of the fee that would have been payable hereunder if this Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period which this Agreement was in effect. The fees payable to the Distributor hereunder shall be payable upon receipt by Idex Management from each Fund of fees payable to Idex Management under the Advisory Agreements.

3. INVESTMENT COMPANY ACT COMPLIANCE. In performing services hereunder, the Distributor shall at all times comply with the applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and any other federal or state securities laws.

4. PURCHASES BY AFFILIATES. Neither the Distributor nor any of its officers shall take a long or short position in the securities issued by each Fund. The prohibition, however shall not prevent the purchase from the Fund of shares issued by the Fund by the officers and Directors of the Distributor (or deferred benefit plans established for their benefit) at the current price available to the public, or at such price with reductions in sales charge as may be permitted by the Fund's current prospectus, in accordance with Section 22 of the 1940 Act.

5. TERMS AND TERMINATION. This Agreement shall continue in effect until terminated pursuant to the provisions hereof. This Agreement shall terminate automatically upon the termination of the Advisory Agreements. This Agreement may be terminated at any time, without penalty, by Idex Management or by the Trust by giving 60 days' written notice of such termination to the Distributor at its principal place of business, or may be terminated at any time by the Distributor by giving 60 days' written notice of such termination to the Trust and Idex Management at their respective places of business.

6. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as that term is defined in Section 2(a)(4) of the 1940 Act of this Agreement.

7. AMENDMENTS. This Agreement may be amended only by written instrument signed by the parties hereto.

8. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST:                                        INTERSECURITIES, INC.


By:_______________________                     By:_______________________
   William H. Geiger                              Thomas R. Moriarty
   Secretary                                      President & Chief Executive
                                                    Officer

ATTEST:                                              IDEX MANAGEMENT, INC.


By:_______________________                     By:_______________________
   Gayle A. Morden                                Christopher G. Roetzer
   Assistant Vice President &                     Vice President
     Assistant Secretary

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                                   SCHEDULE A

                            As Amended, March 1, 2001

                                      FUNDS

                             IDEX GE U.S. Equity
                             IDEX Rowe Price Small Cap
                             IDEX Pilgrim Baxter Mid Cap Growth
                             IDEX Goldman Sachs Growth
                             IDEX Salomon All Cap
                             IDEX GE U.S. Equity
                             IDEX Pilgrim Baxter Technology
                             IDEX Transamerica Small Company
                             IDEX Transamerica Equity
                             IDEX Great Companies - America(sm)
                             IDEX Great Companies - Technology(sm)
                             IDEX Great Companies - Global(2)
                             IDEX Gabelli Global Growth
                             IDEX JCC Growth & Income
                             IDEX Munder Net50
                             IDEX American Century International
                             IDEX American Century Income & Growth
                             IDEX Isabelle Small Cap Value